MAXIM SERIES FUND, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

Maxim Series Fund, Inc., a Maryland corporation (the “Corporation”), in accordance with Section 2-609 of the Maryland General Corporation Law, hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the Corporation is: Maxim Series Fund, Inc.

ARTICLE II

PURPOSE AND POWERS

The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

(1) To conduct and carry on the business of an investment company of the management type.

(2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

(3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Amended and Restated Articles of Incorporation, as its Board of Directors may determine, provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall be not less than the net asset value per share of such capital stock outstanding at the time of such event.

(4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Amended and Restated Articles of Incorporation.

(5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

The Corporation shall be authorized to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Corporation Law of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

ARTICLE III

PRINCIPAL OFFICE

The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust, Inc., 351 W. Camden Street, Baltimore, Maryland 21201.

ARTICLE IV

RESIDENT AGENT

The name of the resident agent of the Corporation in this State is The Corporation Trust, Inc., a corporation of this State, and the post office address of the resident agent is 351 W. Camden Street, Baltimore, Maryland 21201.

ARTICLE V

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is EIGHT BILLION (8,000,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of $800,000,000. All shares shall be issued, if at all, in series. The shares of the Corporation’s authorized capital stock shall be allocated to the following classes of Common Stock, subject, however, to the powers hereinafter granted to the Board of Directors:

Series/Portfolio	Class	Shares (in millions)
Maxim Money Market	Common Stock	1,000
Maxim Stock Index	Common Stock	105
Maxim Bond Index	Common Stock	105
Maxim U.S. Government Mortgage Securities	Common Stock	105
Maxim Index 600	Common Stock	100
Maxim Putnam High Yield Bond	Common Stock	115
Maxim Janus Large Cap Growth	Common Stock	100
Maxim MFS International Growth	Common Stock	100
Maxim Federated Bond	Common Stock	100
Maxim MFS International Value	Common Stock	100
Maxim S&P 500 Index	Common Stock	100
Maxim MidCap Value	Common Stock	100
Maxim Small-Cap Value	Common Stock	125
Maxim Ariel MidCap Value	Common Stock	100
Maxim Ariel Small-Cap Value	Common Stock	100
Maxim Loomis Sayles Small-Cap Value	Common Stock	105
Maxim Loomis Sayles Bond	Common Stock	100
Maxim T. Rowe Price Equity/Income	Common Stock	125
Maxim Small-Cap Growth	Common Stock	105
Maxim Invesco ADR	Common Stock	100

Series/Portfolio	Class	Shares (in millions)
Maxim Short Duration Bond	Common Stock	100
Maxim T. Rowe Price MidCap Growth	Common Stock	125
Maxim Global Bond	Common Stock	100
Maxim International Index	Initial Class	52.5
Maxim International Index	Class L	33
Maxim S&P MidCap 400® Index	Initial Class	52.5
Maxim S&P MidCap 400® Index	Class L	33
Maxim Conservative Profile I	Common Stock	100
Maxim Moderately Conservative Profile I	Common Stock	100
Maxim Moderate Profile I	Common Stock	100
Maxim Moderately Aggressive Profile I	Common Stock	100
Maxim Aggressive Profile I	Common Stock	100
Maxim Conservative Profile II	Common Stock	100
Maxim Moderately Conservative Profile II	Common Stock	100
Maxim Moderate Profile II	Common Stock	200
Maxim Moderately Aggressive Profile II	Common Stock	100
Maxim Aggressive Profile II	Common Stock	175
Maxim Lifetime 2015 I	Class T	45
Maxim Lifetime 2015 I	Class T1	45
Maxim Lifetime 2015 I	Class L	33
Maxim Lifetime 2015 II	Class T	45
Maxim Lifetime 2015 II	Class T1	45
Maxim Lifetime 2015 II	Class L	33
Maxim Lifetime 2015 III	Class T	45
Maxim Lifetime 2015 III	Class T1	45
Maxim Lifetime 2015 III	Class L	33
Maxim Lifetime 2025 I	Class T	45
Maxim Lifetime 2025 I	Class T1	45
Maxim Lifetime 2025 I	Class L	33
Maxim Lifetime 2025 II	Class T	45
Maxim Lifetime 2025 II	Class T1	45
Maxim Lifetime 2025 II	Class L	33
Maxim Lifetime 2025 III	Class T	45
Maxim Lifetime 2025 III	Class T1	45
Maxim Lifetime 2025 III	Class L	33

Series/Portfolio	Class	Shares (in millions)
Maxim Lifetime 2035 I	Class T	45
Maxim Lifetime 2035 I	Class T1	45
Maxim Lifetime 2035 I	Class L	33
Maxim Lifetime 2035 II	Class T	45
Maxim Lifetime 2035 II	Class T1	45
Maxim Lifetime 2035 II	Class L	33
Maxim Lifetime 2035 III	Class T	45
Maxim Lifetime 2035 III	Class T1	45
Maxim Lifetime 2035 III	Class L	33
Maxim Lifetime 2045 I	Class T	45
Maxim Lifetime 2045 I	Class T1	45
Maxim Lifetime 2045 I	Class L	33
Maxim Lifetime 2045 II	Class T	45
Maxim Lifetime 2045 II	Class T1	45
Maxim Lifetime 2045 II	Class L	33
Maxim Lifetime 2045 III	Class T	45
Maxim Lifetime 2045 III	Class T1	45
Maxim Lifetime 2045 III	Class L	33
Maxim Lifetime 2055 I	Class T	45
Maxim Lifetime 2055 I	Class T1	45
Maxim Lifetime 2055 I	Class L	33
Maxim Lifetime 2055 II	Class T	45
Maxim Lifetime 2055 II	Class T1	45
Maxim Lifetime 2055 II	Class L	33
Maxim Lifetime 2055 III	Class T	45
Maxim Lifetime 2055 III	Class T1	45
Maxim Lifetime 2055 III	Class L	33
Maxim SecureFoundationSM Balanced	Class G	75
Maxim SecureFoundationSM Balanced	Class G1	75
Maxim SecureFoundationSM Balanced	Class L	33
Maxim SecureFoundationSM Lifetime 2015	Class G	75
Maxim SecureFoundationSM Lifetime 2015	Class G1	75
Maxim SecureFoundationSM Lifetime 2015	Class L	33
Maxim SecureFoundationSM Lifetime 2020	Class G	33
Maxim SecureFoundationSM Lifetime 2020	Class G1	33

Series/Portfolio	Class	Shares (in millions)
Maxim SecureFoundationSM Lifetime 2020	Class L	33
Maxim SecureFoundationSM Lifetime 2025	Class G	75
Maxim SecureFoundationSM Lifetime 2025	Class G1	75
Maxim SecureFoundationSM Lifetime 2025	Class L	33
Maxim SecureFoundationSM Lifetime 2030	Class G	33
Maxim SecureFoundationSM Lifetime 2030	Class G1	33
Maxim SecureFoundationSM Lifetime 2030	Class L	33
Maxim SecureFoundationSM Lifetime 2035	Class G	75
Maxim SecureFoundationSM Lifetime 2035	Class G1	75
Maxim SecureFoundationSM Lifetime 2035	Class L	33
Maxim SecureFoundationSM Lifetime 2040	Class G	33
Maxim SecureFoundationSM Lifetime 2040	Class G1	33
Maxim SecureFoundationSM Lifetime 2040	Class L	33
Maxim SecureFoundationSM Lifetime 2045	Class G	75
Maxim SecureFoundationSM Lifetime 2045	Class G1	75
Maxim SecureFoundationSM Lifetime 2045	Class L	33
Maxim SecureFoundationSM Lifetime 2050	Class G	33
Maxim SecureFoundationSM Lifetime 2050	Class G1	33
Maxim SecureFoundationSM Lifetime 2050	Class L	33
Maxim SecureFoundationSM Lifetime 2055	Class G	75
Maxim SecureFoundationSM Lifetime 2055	Class G1	75
Maxim SecureFoundationSM Lifetime 2055	Class L	33

The Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock. In addition, the Board of Directors is hereby expressly granted authority to change the designation of any class, and to increase or decrease the number of shares of any class, but the number of shares of any class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

Unless otherwise provided in the resolution of the Board of Directors providing for the issuance of shares in any new class or classes not designated in this Article, each class of stock of the Corporation shall have the following powers, preferences and rights, and qualifications, restrictions, and limitations thereof:

(a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of Stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual class; (2) only shares of the respective portfolios are entitled to vote on matters concerning only that Portfolio; and (3) fundamental policies, as specified in Article XIV of the by-laws, may not be changed, unless a change affects only one Portfolio, without the approval of the holders of a majority of the outstanding voting securities as defined under the Investment Company Act of 1940 of each Portfolio affected by the change.

(b) Each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

(1)	The shares of each Portfolio, when issued, will be fully paid and non-assessable, have no preference, preemptive, conversion, exchange, or similar rights, and will be freely transferable.

(2)

The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

(i)	Dividends or distributions on shares on any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

(ii)

Inasmuch as one goal of the Corporation is to qualify as a “regulated investment company” under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year.

(3)

The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the asset value of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

ARTICLE VI

PROVISIONS FOR DEFINING, LIMITING, AND REGULATING

CERTAIN POWERS OF THE CORPORATION AND OF

THE DIRECTORS AND STOCKHOLDERS

(1) The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the bylaws of the Corporation but shall never be less than three (3).

(2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Amended and Restated Articles of Incorporation or in the by-laws of the Corporation or in the General Corporation Law of the State of Maryland.

(3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Amended and Restated Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

(4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland.

(5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

ARTICLE VII

REDEMPTION

Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined by the Board of Directors of the Corporation.

ARTICLE VIII

DETERMINATION BINDING

Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created or shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matter relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on “margin”, a sale of securities “short”, or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Amended and Restated Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE IX

PERPETUAL EXISTENCE

The duration of the Corporation shall be perpetual.

ARTICLE X

AMENDMENT

The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

THIRD: The restatement of the charter as hereinabove set forth has been unanimously approved by the entire Board of Director, as required by law.

FOURTH: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FIFTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

SEVENTH: There are five directors currently in office whose names are:

M.T.G. Graye	G.H. Klapper
S.G. McConahey	C.P. Nelson
S. Zisman

EIGHTH: The amendment of the charter as hereinabove set forth does not increase or decrease the authorized stock of the Corporation.

IN WITNESS WHEREOF, MAXIM SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President, attested by its Secretary, on March 16, 2011.

MAXIM SERIES FUND, INC.

By:	/s/ M.T.G. Graye
M.T.G. Graye
President and Chief Executive Officer

/s/ R.L. Logsdon
Attest:
R.L. Logsdon
Assistant Vice President, Counsel and Secretary

THE UNDERSIGNED, President of Maxim Series Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ M.T.G. Graye
M.T.G. Graye
President and Chief Executive Officer